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                                                                    EXHIBIT 10.c

                       AMENDMENT TO OPERATING AGREEMENTS

           In consideration of the premises, and the agreements set forth herein, GHK COMPANY COLOMBIA, SOCIEDAD INTERNACIONAL PETROLERA S.A., CIMARRONA, L.L.C., SEVEN SEAS PETROLEUM COLOMBIA, INC. and PETROLINSON, S.A. hereby agree to amend the Rio Seco and Dindal Operating Agreements as follows:

           1. The following language shall be added at the end of Article 1.13:

              "In addition, the area and depth covered by the "On-Top Contract," defined in that certain Exploration Agreement between the Parties dated January 25, 2001, shall be a part of the Contract Area hereunder,"

           2. The language in Article 1.4 which reads,

                           "plus four (4) percentage points..."

                  shall be amended to read,

                           "plus eight (8) percentage points..."

           3. The language in Article 3.2(D) which reads,

                           "Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement."

                  shall be amended to read,

                           "Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses made in connection with approved Work Programs and Budgets and otherwise when Operator commits or expends funds for the Joint Account or Exclusive Operations in accordance with explicit authority granted to the Operator under the terms of this Agreement, including cash advances and interest, accrued pursuant to this Agreement."


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           4. The language in Article 4.2(A) which reads,

                           "Subject to the terms and conditions of this Agreement, Operator shall have all of the rights, functions and duties of Operator under the Contract, and shall have exclusive charge of and shall conduct all Joint Operations."

                  shall be amended to read,

                           "Subject to the terms and conditions of this Agreement, Operator shall have all of the rights, functions and duties of Operator under the Contract, and shall have exclusive charge of and shall conduct all Joint Operations in accordance with this Agreement and the instructions of the Operating Committee."

           5. The language in Article 4.2(B)(10) which reads,

                           "Have in accordance with the decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Contract and Joint Operations."

                  shall be amended to read,

                           "Have in accordance with the decisions and directions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Contract and Joint Operations."

           6. The language in Article 4.2(B)(10) which reads,

                           "Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required..."

                  shall be amended to read,

                           "Nothing contained in this Agreement shall restrict any Party from holding discussions or from communicating by letter or otherwise with the Government with respect to any issue peculiar to its particular business interests arising under this Agreement, provided that Non-Operators shall


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                           advise the other Parties, in writing, not less than
                           two (2) business days prior to such discussions or transmitting such communication, provided that no Party shall be required ..."

           7. The language in Article 4.10(A) and (A) (1) which reads,

                           "Subject to Article 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:


                           (A) An order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up, or reorganization of Operator;"

                  shall be amended to read,

                           "Except as otherwise expressly set forth below and notwithstanding Article 4.11, Operator shall be automatically and immediately removed upon the occurrence of any of the following events and Sipetrol shall immediately be named Operator:

                           (A) An order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up, or reorganization of Operator (or, in the case of the current Operator, GHK, for the dissolution, liquidation, or winding up of Seven Seas Petroleum Inc. ("Seven Seas") or any company which is directly or indirectly owned by Seven Seas and which directly or indirectly owns the stock of (i) Operator or (ii) any other company that is a Party to this Agreement), in any jurisdiction;"

           8. The language in Article 4.10(A)(2) which reads,

                           "Operator dissolves, liquidates or terminates its corporate existence;"

                  shall be amended to read,

                           "Operator dissolves, liquidates or terminates its corporate existence (or, subject to the provisions of Article 4.10(E), in the case of the current Operator, GHK, if Seven Seas dissolves, liquidates or terminates its corporate existence other than in connection with a change of control or a sale of substantially all of its assets);"


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           9. The language in Article 4.10(A)(3) which reads,

                           "Operator becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or"

                  shall be amended to read,

                           "Operator (or, subject to the provisions of Article 4.10(E), in the case of the current Operator, GHK, if Seven Seas or any company which is directly or indirectly owned by Seven Seas and which directly or indirectly owns the stock of (i) Operator or (ii) any other company that is a Party to this Agreement) becomes insolvent, bankrupt or makes an assignment for the benefit of creditors, in any jurisdiction; or"

           10. The language in Article 4.10(A)(4) which reads,

                           "A receiver is appointed for a substantial part of Operator's Assets."

                  shall be amended to read,

                           "A receiver is appointed for a substantial part of Operator's (or, in the case of the current Operator, GHK, of Seven Seas') Assets."

           11. There shall be added a new Article 4.10(A)(5) to read,

                           "In the case of the current Operator, GHK, if any of the following events occurs in relation to GHK or Seven Seas or any company which is directly or indirectly owned by Seven Seas and which directly or indirectly owns the stock of Operator or) any other company that is a Party to this Agreement): (i) an `Event of Default' (as defined in that certain Indenture dated as of May 7, 1998, between Seven Seas and The Bank of Nova Scotia Trust Company of New York, as trustee pertaining to $110,000,000 12 1/2% Senior Notes due 2005 (the "Indenture")) occurs under the Indenture, or (ii) if there occurs an event of default under the Stillwater Bank Loan Agreement between Seven Seas and The Stillwater National Bank, N.A., dated December 20, 2000, or
                           (iii) if there occurs a default under any other material agreement pertaining to any existing or future bank loans, other loans for borrowed money, debt securities convertible into equity securities, or preferred stock arrangements such companies may enter into that


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                           call for the repayment of principal, and the
                           defaults or events of default described in the preceding clauses (i), (ii) and (iii) have not been timely cured or waived within 30 days from the date of the default. In the event of any such default(s) under the above mentioned documents and such default(s) is publicly disclosed, GHK shall send all Parties, within twenty-four (24) hours of the release all publicly disclosed information relating to such default(s). If Seven Seas is a privately held company or such notice of default is sent to a privately held Affiliate of Seven Seas, then GHK shall send a copy of such default notice to all Parties within five days of its issuance.


                           In the event that Seven Seas or any of its Affiliates, enters into any future bank loans, debt, convertible debt, or preferred stock arrangements or any other arrangement that calls for the repayment of principal, then GHK shall make available to all non-Operators a copy of said instruments within twenty-four (24) hours of its public disclosure upon request. If Seven Seas and its Affiliates are all privately held entities, then GHK shall make said instruments available upon request.


                           In addition, GHK shall send any letters related to any such defaults from any lender, debt holder, trustee, or any party representing them within three
                           (3) days of Seven Seas' receipt of same.

           12. There shall be added a new Article 4.10(A)(6) to read,

                           "For the purposes of Article 4.10(A), the term `directly or indirectly owned' shall be applicable if fifty percent (50%) or more of the stock, debt or assets of the owned party is owned by the owning party."

           13. There shall be added a new Article 4.10(E) to read,

                           "The parenthetical language in Articles 4.10(A)(2) and 4.10(A)(3) shall not apply if there is a direct or indirect change of control of Seven Seas to a non-Affiliate of Seven Seas which the Parties agree is solvent, which agreement shall not be unreasonably withheld."


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           14. The language in Article 6.7(B) which reads,

                           "at such time that Operator is certain that the limits of Article 6.7(A) will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures...."

                  shall be amended to read,

                           "at such time that Operator reasonably believes that the limits of Article 6.7(A) will be exceeded, Operator shall furnish a supplemental AFE for the estimated overexpenditures...."

           15. The language in Article 8.1 which reads,

                           "Any Party that fails to pay when due its Participating Interest share of Joint Account expenses including cash advances and interest, accrued pursuant to this Agreement (a `Defaulting Party'), shall be in default under this Agreement."

                  shall be amended to read,

                           "Any Party that fails to pay when due its Participating Interest share of Joint Account expenses made in connection with approved Work Programs and Budgets, and otherwise when Operator commits or expends funds for the Joint Account or Exclusive Operations, in accordance with explicit authority granted to the Operator under the terms of this Agreement, including cash advances and interest, accrued pursuant to this Agreement (a `Defaulting Party'), shall be in default under this Agreement."

           16. Each Operating Agreement shall be reprinted and re-executed by all parties hereto. The Title of each such document shall be "First Amended and Restated International Operating Agreement" with appropriate changes made therein to reflect this fact; to refer only to existing parties; and to otherwise reflect these amendments.

           Except as specifically amended hereby, the Rio Seco and Dindal Operating Agreements shall remain in effect as previously written.


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         EXECUTED by the Parties this 25th day of January, 2001, effective for all purposes as of such date.

FARMORS                                     FARMEES

SOCIEDAD INTERNACIONAL PETROLERA S.A.       GHK COMPANY COLOMBIA

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Authorized Agent                            Authorized Agent



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Print or Type Name                          Print or Type Name



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Title                                       Title


January 25, 2001                            January  25, 2001


CIMARRONA L.L.C. BY MTV                     SEVEN SEAS PETROLEUM COLOMBIA, INC.
INVESTMENTS LIMITED PARTNERSHIP,
SOLE MEMBER BY MTV ASSOCIATES, INC.,
MANAGING GENERAL PARTNER P. MARK
MOORE, PRESIDENT                            ----------------------------------
                                            Authorized Agent



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Authorized Agent                            Print or Type Name



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Print or Type Name                          Title



------------------------------------        January 25, 2001
Title

January 25, 2001                            PETROLINSON S. A.

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                                            Authorized Agent


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                                            Print or Type Name


                                            ----------------------------------
                                            Title

                                            January 25, 2001


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